                           SINGLE-TENANT INDUSTRIAL LEASE
                           ------------------------------
                                    (TRIPLE NET)




                                     LANDLORD:

                       WHAMC REAL ESTATE LIMITED PARTNERSHIP,
                           A DELAWARE LIMITED PARTNERSHIP




                                      TENANT:

                           ALLIANCE PHARMACEUTICAL CORP.,
                               A NEW YORK CORPORATION

                     STANDARD FORM SINGLE-TENANT INDUSTRIAL LEASE
                                  TABLE OF CONTENTS


SECTION   TITLE                                                            PAGE
-------   -----                                                            ----
          SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS...............iii
   1.     Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
   2.     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
   3.     Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
   4.     Common Area; Operating Expenses. . . . . . . . . . . . . . . . . .3
   5.     Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . .5
   6.     Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
   7.     Payments and Notices . . . . . . . . . . . . . . . . . . . . . . .8
   8.     Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
   9.     Surrender; Holding Over. . . . . . . . . . . . . . . . . . . . . .8
   10.    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
   11.    Repairs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
   12.    Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   13.    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   14.    Assignment and Subletting. . . . . . . . . . . . . . . . . . . . 11
   15.    Entry by Landlord. . . . . . . . . . . . . . . . . . . . . . . . 12
   16.    Utilities and Services . . . . . . . . . . . . . . . . . . . . . 12
   17.    Indemnification and Exculpation. . . . . . . . . . . . . . . . . 13
   18.    Damage or Destruction. . . . . . . . . . . . . . . . . . . . . . 13
   19.    Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . . . 14
   20.    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   21.    Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . 16
   22.    Tenant's Default and Landlord's Remedies . . . . . . . . . . . . 16
   23.    Landlord's Default . . . . . . . . . . . . . . . . . . . . . . . 18
   24.    Subordination. . . . . . . . . . . . . . . . . . . . . . . . . . 18
   25.    Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . 18
   26.    Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . . 19
   27.    Modification and Cure Rights of Landlord's Mortgagees and Lessors19
   28.    Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . 19
   29.    Transfer of Landlord's Interest. . . . . . . . . . . . . . . . . 19
   30.    Limitation on Landlord's Liability . . . . . . . . . . . . . . . 19
   31.    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . 19
   32.    Lease Execution. . . . . . . . . . . . . . . . . . . . . . . . . 21
   33.    Cancellation Option. . . . . . . . . . . . . . . . . . . . . . . 21
   34.    Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . 21

EXHIBITS

EXHIBIT "A-1"  Project Site Plan
EXHIBIT "A-2"  Project Legal Description
EXHIBIT "B"    Description of Premises
EXHIBIT "C"    Work Letter Agreement
EXHIBIT "D"    Sample Form of Notice of Lease Term Dates
EXHIBIT "E"    Environmental Questionnaire
EXHIBIT "F"    Sample Form of Tenant Estoppel Certificate
EXHIBIT "G"    Special Improvements

                     STANDARD FORM SINGLE-TENANT INDUSTRIAL LEASE

                               INDEX OF DEFINED TERMS


Abandonment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Actual Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
ADA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Additional Landlord's Work . . . . . . . . . . . . . . . . . . . .EXHIBIT C
Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Audit Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
BOMA Standard. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Building's Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Cancellation Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Cancellation Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Cancellation Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Cancellation Option. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Cancellation Period. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Cap. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Common Area. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Declaration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Early Occupancy Date . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Election Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Estimate Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Existing Tenant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Extension Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Fair Market Rental . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Force Majeure Delays . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Indemnified Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Landlord Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . .6
Landlord's Cost Cap. . . . . . . . . . . . . . . . . . . . . . . .EXHIBIT C
Landlord's Work. . . . . . . . . . . . . . . . . . . . . . . . . .EXHIBIT C
Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Occupied Portion . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Option Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Other Building . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Outside Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
PCBs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Permitted Business . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Pre-Approved Change. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Preliminary Plans. . . . . . . . . . . . . . . . . . . . . . . . .EXHIBIT C
Real Property Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
rentable area. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
rentable square footage. . . . . . . . . . . . . . . . . . . . . . . . . .1
Special Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Special Transferee . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Tenant Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Tenant Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Tenant Improvements. . . . . . . . . . . . . . . . . . . . . . . .EXHIBIT C
Tenant Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . 13
Tenant's Monthly Operating Expense Charge. . . . . . . . . . . . . . . . .4
Tenant's Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Tenant's Security System . . . . . . . . . . . . . . . . . . . . . . . . 12
Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Transfer Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Transfer Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Transferee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
usable area. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
usable square footage. . . . . . . . . . . . . . . . . . . . . . . . . . .1
Vacation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Work Letter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

                  SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS ("SUMMARY") is hereby incorporated into and made a part of the attached Single-Tenant Industrial Lease which pertains to the Premises described in Section 1.4 below. All references in the Lease to the "Lease" shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease.

1.1    LANDLORD'S ADDRESS:   WHAMC REAL ESTATE LIMITED PARTNERSHIP

                           c/o WCB Properties
                           450 Newport Center Drive, Suite 304
                           Newport Beach, California  92660
                           Attn:  Mr. Ronald Lack
                           Telephone:   (714) 640-6900
                           Facsimile:   (714) 640-8399

1.2    TENANT'S ADDRESS:   ALLIANCE PHARMACEUTICAL CORP.
                           3040 Science Park Road
                           San Diego, California  92121
                           Attn:  Mr. Duane Roth
                           Telephone:  (619) 558-4300
                           Facsimile:  (619) 558-3625

1.3 PROJECT: The industrial development known as Pacific Corporate Plaza in the City of San Diego, County of San Diego, State of California, as shown on the project site plan attached hereto as EXHIBIT "A-1" and the legal description of which is attached hereto as EXHIBIT "A-2". The Project includes all buildings, improvements and facilities now or subsequently located within such development, including, without limitation, the Building constituting the Premises.

1.4 PREMISES: That certain 56,799 rentable square foot building ("Building") located within the Project known as 6175 Lusk Boulevard, San Diego, California and more particularly described in EXHIBIT "A-1" and EXHIBIT "B" attached hereto.

1.5    TERM:  Ten (10) years.

1.6 COMMENCEMENT DATE: The earlier of (i) that date which is one hundred twenty (120) days after the date of the full execution and delivery of this Lease by Landlord and Tenant, (ii) the date Tenant commences business operations from the Premises, or (iii) March 1, 1998.

1.7 LEASE EXPIRATION DATE: The last day of the tenth (10th) annual anniversary of the Commencement Date, subject to two (2) extension options of three (3) years pursuant to Section 2.4 of the Lease.

1.8    RENT


                PERIOD                 ANNUAL RENT        MONTHLY RENT
                ------                 -----------        ------------
                 1-12                  $647,508.60         $53,959.05

                13-24                  $670,171.39         $55,847.61

                25-36                  $693,627.31         $57,802.28

                37-48                  $717,904.26         $59,825.35

                49-60                  $743,030.84         $61,919.24

                61-72                  $769,036.91         $64,086.41

                73-84                  $795,953.20         $66,329.43

                85-96                  $823,811.52         $68,650.96

                97-108                 $852,644.92         $71,053.74

               109-120                 $882,487.45         $73,540.62

1.9    SECURITY DEPOSIT:  $297,330.00 subject to the terms of Section 5 below.

1.10 PERMITTED USE: The Premises may be used only for general office and biomedical manufacturing and any other legally permitted use consistent with the character of the Project and approved by Landlord in Landlord's reasonable discretion.

1.11 BROKERS: CB Commercial Real Estate Group, Inc. representing Landlord and The Irving Hughes Group, Inc. representing Tenant.

1.12 INTEREST RATE: The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered operating bank operating in California, as its "prime rate" or "reference rate", plus three percent (3%); or (b) the maximum rate permitted by law.

1.13 TENANT IMPROVEMENTS: The tenant improvements installed or to be installed in the Premises by Tenant, as described in the Work Letter Agreement attached hereto as EXHIBIT "C".

1.14 PARKING PASSES: One hundred sixty eight (168) parking privileges consisting of (i) one hundred and sixty (160) unreserved, uncovered parking privileges, and (ii) eight (8) unreserved, uncovered guest parking privileges (which guest parking shall be identified as such and located in front of the main entrance to the Building).

                            SINGLE-TENANT INDUSTRIAL LEASE



This LEASE ("LEASE"), which includes the preceding Summary of Basic Lease Information and Definitions ("SUMMARY") attached hereto and incorporated herein by this reference, is made as of the 7th day of November, 1997, by and between WHAMC REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and ALLIANCE PHARMACEUTICAL CORP., a New York corporation ("TENANT").

1.     PREMISES.

1.1 LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party. Throughout the Term of this Lease, Tenant shall have the right to the exclusive use of that portion of that certain building in the Project commonly known as 6173 Lusk Boulevard, San Diego, California (the "OTHER BUILDING") where the existing HVAC system serving the Premises is situated only so long as such Other Building contains the HVAC system servicing the Premises; provided, however, that Tenant's exclusive use is limited to such portion of the Other Building (where the existing HVAC system servicing the Premises is situated) and Tenant's use is further limited for the express purposes of Tenant's access, maintenance and repair of such HVAC system and for no other purpose. Such Other Building shall be deemed to be part of the Premises for all purposes under this Lease except that Tenant will not be obligated to pay Monthly Rent for such Other Building.

1.2 MEASUREMENT OF PREMISES AND/OR PROJECT. At Landlord's discretion, the number of rentable square feet of the Premises and/or the Project shall be subject to verification from time to time by Landlord's space measurement consultant, and such verification shall be made in accordance with the provisions of this Section 1.2. Tenant's architect may consult with Landlord's space measurement consultant regarding verification of the number of rentable square feet of the Premises; however, the reasonable determination of Landlord's space measurement consultant shall be conclusive and binding upon the parties. In the event that Landlord's space measurement consultant determines that the amounts thereof shall be different from those set forth in this Lease, Landlord shall modify all amounts, percentages and figures appearing or referred to in this Lease to conform to such corrected rentable square footage (including, without limitation, the amount of the "Rent," as that term is defined in
Section 3 of this Lease). If such modification is made, it will be confirmed in writing by Landlord to Tenant. As used in this Lease, the following terms have the meanings indicated:

(a) The term "USABLE AREA" or "USABLE SQUARE FOOTAGE" means the usable area as determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1 - 1996 (the "BOMA STANDARD"); and

(b) The term "RENTABLE AREA" or "RENTABLE SQUARE FOOTAGE" means the rentable area measured in accordance with the BOMA Standard.

2.     TERM.

2.1 TERM; NOTICE OF LEASE DATES. This Lease shall be effective upon the date first above written (the "EFFECTIVE DATE"). Subject to Section 2.4 below, the term of this Lease (the "TERM") shall commence upon the Commencement Date and shall expire on the Lease Expiration Date, unless sooner terminated or extended as permitted herein, and if extended, the "Term" will include the applicable Option Period.

2.2 EARLY OCCUPANCY. Subject to Section 2.4 below, Landlord shall deliver possession of the Premises but not the Occupied Portion (as such term is defined in Section 2.4 below) within three (3) days following the full execution and delivery of this Lease (the "EARLY OCCUPANCY DATE") for purposes of construction of improvements to the Premises (but not the Occupied Portion) in accordance with the Work Letter attached hereto as EXHIBIT "C" ("WORK LETTER"). Such early occupancy shall be subject to all of the terms and conditions of this Lease, including, without limitation, those provisions requiring that Tenant shall be responsible for all costs, expenses and obligations relating to the Premises (including, without limitation, Sections 3.2, 3.3, 4, 6, 10, 11, 17, 20 and 22) except that Tenant will not be obligated to pay Monthly Rent during the period of such early occupancy and Tenant will not, unless and until Tenant enters or occupies such Occupied Portion, be subject to any of the terms and conditions of this Lease for the Occupied Portion until Landlord delivers possession of the Occupied Portion to Tenant, which delivery date is anticipated to occur on or about January 1, 1998, subject to the surrender of such Occupied Portion by the existing tenant thereof.

2.3 OPTIONS TO EXTEND. Tenant shall have two (2) options (each, an "EXTENSION OPTION") to extend the Term (for the entire Premises only) for a period (each, an "OPTION PERIOD") of three (3) years, commencing upon the Lease Expiration Date or, as applicable, the second Option Period, upon the same terms and conditions previously applicable, except for the grant of any exercised Extension Option and Annual Rent (which shall be determined as set forth below). Each Extension Option may be validly exercised only by notice in writing received by Landlord not later than three hundred sixty (360) calendar days prior to commencement of the applicable Option Period; provided, however, that each such Extension Option may be validly exercised only if no uncured material Tenant default exists as of the date of exercise and, at Landlord's option, as of the commencement of the applicable Option Period. If Tenant does not exercise the applicable Extension Option during the exercise period set forth above in strict accordance with the provisions hereof, the Extension Option and any unexercised Extension Option (if any) shall forever terminate and be of no further force or effect. Each such Extension Option is personal to the original Tenant, may not be exercised by any person or entity other than the original Tenant and shall become null and void if the original Tenant assigns its interest in this Lease unless such assignment is to an Affiliate of Tenant (as that term is defined in Section 14.5) or to a Transferee who is a Permitted Business (as defined in Section 14.1) but only to the extent such Transferee is conducting the biomedical manufacturing portion of Tenant's Permitted Use ("SPECIAL TRANSFEREE"). For purposes of this Section 2.3 and
Section 33, the term "material" relative to a Tenant default shall mean any monetary default and any material non-monetary default.

Annual Rent during the applicable Option Period shall be equal to ninety-five percent (95%) of the Fair Market Rental as of the commencement of the applicable Option Period, but in no event less than Annual Rent payable immediately prior to the applicable Option Period. For purposes hereof, "FAIR MARKET RENTAL" shall mean the base rent then being charged to renewal tenants by Landlord in the Project (or, if not enough comparable transactions exist in the Project, then the base rent payable during the applicable Option Period to a willing landlord by a willing renewal tenant for comparable space in comparable buildings in the vicinity of the Building) with tenants having a similar financial responsibility, credit rating and capitalization as Tenant then has, taking into account all other relevant factors for like and comparable space, improved with tenant improvements of like and comparable quality to those then existing in the Premises. At least four (4) months prior to the applicable Option Period, Landlord shall notify Tenant of the Fair Market Rental as determined by Landlord. Any dispute between the parties hereto with respect to the amount so determined shall be resolved by arbitration, as set forth below; provided, however, that there shall be deemed not to be such a dispute unless Tenant notifies Landlord thereof in writing within one (1) month after Landlord so notifies Tenant of the Fair Market Rental and Tenant sets forth in such notice Tenant's determination of Fair Market Rental. If, in the event of a dispute, the arbitrators have not determined the Fair Market Rental by commencement of the applicable Option Period, Tenant shall pay as Annual Rent the amount determined by Landlord until such time as the Fair Market Rental has been determined by arbitration, whereupon Tenant shall pay any additional amount due to Landlord based upon such subsequent determination of Fair Market Rental. If the Annual Rent so paid by Tenant is higher than that ultimately determined by the arbitration process, then Landlord shall reimburse such difference to Tenant.

If Tenant timely notifies Landlord in writing of Tenant's dispute regarding Landlord's determination of the Fair Market Rental, then Fair Market Rental shall be determined as follows. Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate appraiser active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in San Diego County and who shall not have been employed or engaged by either party during said five (5) year period. Each such arbitrator shall be appointed within fifteen (15) days after Tenant notifies Landlord of Tenant's dispute of Landlord's determination of Fair Market Rental. The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth above. The three arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental for the Premises, and shall notify Landlord and Tenant thereof. Such decision shall be based upon the criteria and variables set forth above. The new Annual Rent shall thereafter be equal to the Fair Market Rental of the Premises so selected by the arbitrators. The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an arbitrator within the time period specified hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant. If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association in accordance with the method described above. The cost of arbitration shall be paid by Landlord and Tenant equally.

2.4 CONDITIONS PRECEDENT. Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable, subject to Section 2.2 hereof and the occurrence of the Commencement Date, for Rent if Landlord can otherwise deliver the Premises, or the applicable portion thereof, to Tenant as required hereunder) until (A) Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant;
(ii) evidence satisfactory to Landlord of the deposit of the Security Deposit in accordance with Section 5 below, and the first installment of Monthly Rent in accordance with Section 3.1 below; and (iii) copies of policies of insurance or certificates thereof as required under Section 21 of this Lease and
(B) NextLevel Systems, Inc., the existing tenant ("EXISTING TENANT") in a portion (the "OCCUPIED PORTION") of the Premises as of the date hereof has vacated the Premises; provided, however, that Landlord and Tenant acknowledge and agree that, subject to the other condition precedents set forth in this
Section 2.4, Landlord shall deliver possession of the Premises (but not the Occupied Portion) to Tenant in accordance with Section 2.2 and Tenant shall accept possession of such portion of the Premises on the date of Landlord's delivery thereof. Notwithstanding anything above to the contrary, the Commencement Date of this Lease shall occur in the event that Landlord is unable to deliver possession of the Occupied Portion to Tenant by the Commencement Date of the Lease with respect to the other portion of the Premises (not including the Occupied Portion); provided, however, that (i) Tenant's obligation to pay Monthly Rent with respect to the Occupied Portion of the Premises will, on a per diem basis, be waived by Landlord (in the proportion that the rentable square feet of the Occupied Portion bears to the total rentable square feet of the Premises), for each day past March 1, 1998 ("OUTSIDE DATE") that Landlord so fails to deliver possession of the Occupied Portion of the Premises to Tenant and (ii) in accordance with, and subject to, Section 2.2 of this Lease, Tenant will not be subject to any of the other terms and conditions of this Lease until Landlord delivers possession of the Occupied Portion to Tenant (unless Tenant enters or occupies such Occupied Portion).

3.     RENT.

3.1 ANNUAL RENT. Tenant agrees to pay Landlord, as rent for the Premises, the Annual Rent designated in Section 1.8 of the Summary. The Annual Rent shall be paid by Tenant in twelve (12) equal monthly installments of Monthly Rent in the amounts designated in Section 1.8 of the Summary in advance on the first day of each and every calendar month commencing upon the Commencement Date, except that the first full month's Monthly Rent for the Premises shall be paid upon execution of this Lease by Tenant. Monthly Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

3.2 ADDITIONAL RENT. All amounts and charges payable by Tenant under this Lease in addition to the Annual Rent described in Section 3.1 above shall be considered additional rent for the purposes of this Lease, and the word "RENT" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Rent is referenced. The Annual Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior demand therefor and without any deduction or offset except as specified elsewhere in the Lease, in lawful money of the United States of America.

3.3 LATE PAYMENTS. Late payments of Monthly Rent and/or any item of additional rent will be subject to interest and a late charge as provided in Sections 22.6 and 22.7 below.

3.4 TENANT'S OBLIGATIONS. Except as otherwise provided herein, all Rent shall be absolutely net to Landlord so that this Lease shall yield net to Landlord, the Rent to be paid each month during the Term of this Lease. Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Premises by an affirmative act or omission of Landlord.

4.     COMMON AREA; OPERATING EXPENSES.

4.1    DEFINITION OF COMMON AREA.  The term "COMMON AREA," as used in this
Lease means all areas and the improvements thereon within the exterior boundaries of the Project now or later made available for the general use of Landlord, Tenant and other persons entitled to occupy floor area in the Project and their customers, including, without limitation, the parking facilities of the Project, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, and similar areas and facilities situated within the Project which are not reserved for the exclusive use of any Project occupants and the exterior surfaces and roofs of all buildings (including the Building) located within the Project. Without limiting this definition, Landlord may include in the Common Area those portions of the Project presently or later sold or leased to purchasers or tenants, as the case may be, until the commencement of construction of the building(s) thereon, at which time there shall be withdrawn from the Common Area those areas not provided by such owner or lessee for common use. Common Area shall not include
(i) the entryway to a tenant's premises, (ii) any improvements installed by a tenant outside of its premises, whether with or without Landlord's knowledge or consent, or (iii) any areas or facilities that are included in the description of premises leased to a tenant.

4.2 MAINTENANCE AND USE OF COMMON AREA. The manner in which the Common Area shall be maintained shall be solely determined by Landlord in Landlord's reasonable discretion. If any owner or tenant of any portion of the Project maintains Common Area located upon its parcel or demised premises (Landlord shall have the right in its sole discretion to allow any purchaser or tenant to so maintain Common Area located upon its parcel or demised premises and to be excluded from participation in the payment of Common Area Expenses as provided below), Landlord shall not have any responsibility for the maintenance of that portion of the Common Area and Tenant shall have no claims against Landlord arising out of any failure of such owner or tenant to so maintain its portion of the Common Area. The use and occupancy by Tenant of the Premises shall include the right to use the Common Area (except areas used in the maintenance or operation of the Project), in common with Landlord and other tenants of the Project and their customers and invitees, subject to (i) any covenants, conditions and restrictions now or hereafter of record (the "DECLARATION"), and
(ii) such reasonable, non-discriminatory rules and regulations concerning the Project as may be established by Landlord from time to time. Tenant agrees to promptly comply with all such rules and regulations and any reasonable, non-discriminatory amendments thereto upon receipt of written notice from Landlord.

4.3 CONTROL OF AND CHANGES TO COMMON AREA. Landlord shall have the sole and exclusive control of the Common Area, as well as the right to make reasonable changes to the Common Area. Provided Landlord does not materially interfere with Tenant's use of and access to the Premises, Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) cause Tenant to remove or restrain persons from any unauthorized use of the Common Area if they are using the Common Area by reason of Tenant's presence in the Project; (c) utilize from time to time any portion of the Common Area for promotional, entertainment, and related matters;
(d) temporarily close any portion of the Common Area for repairs, improvements or alterations, to discourage non-customer use, to prevent public dedication or an easement by prescription from arising, or for any other reason deemed appropriate in Landlord's judgment; and (e) reasonably change the shape and size of the Common Area, add, eliminate or change the location of improvements to the Common Area, including, without limitation, buildings, lighting, parking areas, landscaped areas, roadways, walkways, drive aisles and curb cuts.

4.4 OPERATING EXPENSES. As used in this Section 4.4, the term "BUILDING'S SHARE" shall mean a fraction, the numerator of which is the rentable square footage of the Building, and the denominator of which is the rentable square footage of the Project. Throughout the Term of this Lease, commencing on the Commencement Date, and in addition to Tenant's obligations set forth in Section
3.4 hereof, Tenant agrees to pay Landlord, as additional rent in accordance with the terms of this Section 4, the Building's Share of Operating Expenses for the operation, maintenance, repair, and replacement of the Project and the Common Area including, without limitation: (i) any form of real property tax, assessment (including, without limitation, change in ownership taxes and assessments), license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond or similar imposition of any kind or nature imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof; (ii) any and all assessments under any covenants, conditions and restrictions affecting the Project; (iii) water, sewer and other utility charges for the Common Area;
(iv) costs of commercially reasonable insurance obtained by Landlord; (v) waste disposal and janitorial services; (vi) security (if any); (vii) labor; (viii) commercially reasonable management costs including, without limitation: (A) wages and salaries (and payroll taxes and similar charges ) of property management employees for the Common Area, (B) management office rental, supplies, equipment and related operating expenses for the Common Area;
(C) commercially reasonable management/administrative fees; and (D) association fees and assessments; (ix) supplies, materials, equipment and tools including rental of personal property; (x) repair and maintenance of the structural portions of the buildings within the Project, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord; (xi) maintenance, sweeping, repairs, resurfacing, and upkeep of all parking and other Common Areas; (xii) amortization on a straight line basis over the useful life together with interest at the Interest Rate on the unamortized balance of all capitalized expenditures to the Project; (xiii) gardening and landscaping; (xiv) maintenance of signs (other than signs of tenants of the Project); (xv) personal property taxes levied on or attributable to personal property used in connection with the Common Areas; (xvi) reasonable accounting, audit, verification, legal and other consulting fees; and (xvii) any other costs and expenses of repairs, maintenance, painting, lighting, cleaning, and similar items, including commercially reasonable reserves. Notwithstanding anything above to the contrary, the term "Operating Expenses" shall not include costs to correct latent defects in the base, shell and core of the Premises to the extent not caused by Tenant or Tenant's improvements to the Premises.

4.5 TENANT'S MONTHLY OPERATING EXPENSE CHARGE. From and after the Commencement Date, Tenant shall pay to Landlord, on the first day of each calendar month during the Term of this Lease, the Building's Share of an amount estimated by Landlord to be the Monthly Operating Expenses for the Project for that month ("TENANT'S MONTHLY OPERATING EXPENSE CHARGE"). Notwithstanding anything in this Section 4 to the contrary, in no event will Tenant be liable, in any calendar year of this Lease, for Operating Expense increases in excess of ten percent (10%) over the Operating Expenses for the immediately preceding calendar year (the "CAP"); provided, however, that for purposes of the Cap, costs of commercially reasonable insurance maintained by Landlord, Real Property Taxes and the costs of capital expenditures, shall not be deemed to be part of Operating Expenses.

4.6 ESTIMATE STATEMENT. Prior to the Commencement Date and on or about May 1st of each subsequent calendar year during the Term of this Lease, Landlord will endeavor to deliver to Tenant a statement ("ESTIMATE STATEMENT") wherein Landlord will estimate Tenant's Monthly Operating Expense Charge for the then current calendar year. Tenant agrees to pay Landlord, as additional rent, Tenant's estimated Monthly Operating Expense Charge each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant agrees to pay Landlord an amount equal to one monthly installment of Tenant's estimated Monthly Operating Expense Charge (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive. If at any time during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that the Building's Share of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within thirty (30) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Tenant's Monthly Operating Expense Charge based on such revised Estimate Statement until Tenant receives the next calendar year's Estimate Statement or a new revised Estimate Statement for the current calendar year.

4.7 ACTUAL STATEMENT. By May 1st of each calendar year during the Term of this Lease, Landlord will also endeavor to deliver to Tenant a statement ("ACTUAL STATEMENT") which states the Building's Share of the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that the Building's Share of the actual Operating Expenses is more than the total Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within thirty (30) days of receipt of the Actual Statement. If the Actual Statement reveals that the Building's Share of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of the Building's Share of the Operating Expenses due under this Lease. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant's surrender of the Premises, the Building's Share of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.

4.8 MISCELLANEOUS. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 4 will not constitute a waiver of its right to require an increase in additional rent for Operating Expenses nor will it relieve Tenant of its obligations pursuant to this Section 4, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until thirty (30) days after receipt of such Estimate Statement or Actual Statement. If Tenant does not object to any Estimate Statement or Actual Statement within ninety (90) days after Tenant receives any such statement, such statement will be deemed final and binding on Tenant. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of the Building's Share of the actual Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligation will be a continuing one which will survive the expiration or termination of this Lease.

4.9 BOOKS AND RECORDS. Landlord shall maintain books and records in accordance with sound accounting and management practices, reflecting the Operating Expenses. If Tenant wishes to review or audit the amount of the Building's Share of Operating Expenses, Tenant must deliver to Landlord a written notice of Tenant's desire to review or audit Landlord's books and records ("AUDIT NOTICE") within three (3) months following Tenant's receipt of Landlord's first annual reconciliation. Thereafter, if Tenant wishes to review or audit the Building's Share of Operating Expenses as to any subsequent Lease Year, Tenant and its duly authorized representatives (which representatives (including Tenant's auditors, if any) shall be subject to Landlord's approval) shall have the right to do so with respect to any calendar year within six (6) months following receipt of the applicable Actual Statement for such calendar year, upon thirty (30) days' prior delivery of an Audit Notice. Such audit will be conducted (i) during normal business hours at Landlord's California business offices or at the management office of the Building; (ii) on consecutive business days until completed; and

(iii) in an expeditious manner so as to minimize interference with Landlord's operations. Landlord agrees that Tenant or its auditors shall have the right to photocopy Landlord's books and records at Tenant's sole cost and expense.
Tenant shall pay in a timely manner as required by this Lease any amounts stated as due on the Actual Statement, provided that such payment shall not waive any right to audit and/or dispute by Tenant as set forth herein. In no event will Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts (provided however, that Tenant or its auditors shall have the right to photocopy Landlord's books and records at Tenant's sole cost and expense as provided above), (ii) create any ledgers or schedules not already in existence, (iii) incur any costs or expenses relative to such inspection, or (iv) perform any other tasks other than making available such accounting records as are described in this paragraph. Tenant agrees to deliver to Landlord the results of any such audit within thirty (30) days of completion of the audit. If Tenant does not deliver an Audit Notice as to any annual reconciliation within the time frames set forth hereinabove, then Tenant acknowledges and agrees that such annual reconciliation, and the Actual Statement and/or any Estimate Statement for such Lease Year, will be conclusively binding on Tenant.

If Tenant's audit or review reveals that Landlord has overcharged Tenant and Landlord agrees with the results of such audit or the results of such audit are confirmed in an arbitration between the parties pursuant to Section 34, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord agrees to reimburse Tenant the amount of such overcharge plus interest at the Interest Rate stated in Section 1.12 of the Summary. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant agrees to reimburse Landlord the amount of such undercharge plus interest thereon at the Interest Rate stated in Section 1.12 of the Summary within thirty (30) days of demand by Landlord. Tenant agrees to pay the cost of such audit, provided that if the audit reveals that Landlord's determination of the Building's Share of Operating Expenses as set forth in a certified statement sent to Tenant was in error in Landlord's favor by more than six percent (6%) of the amount paid by Tenant prior to delivering the Audit Notice and Landlord agrees with the results of such audit or the results of such audit are confirmed in an arbitration between the parties pursuant to Section 34, then Landlord agrees to pay the reasonable, third-party cost of such audit incurred by Tenant within thirty (30) days of demand by Tenant. To the extent Landlord must pay the cost of such audit, such cost shall not exceed a reasonable hourly charge for a reasonable amount of hours spent by such third-party in connection with the audit.
Landlord shall not be liable for any contingency fee payments to any auditors or consultants of Tenant. Tenant agrees to keep the results of the audit (and any settlement, if any, resulting therefrom) confidential and will cause its agents, employees and contractors to keep such results (and any settlement, if any, resulting therefrom) confidential. If Landlord disputes the results of Tenant's audit of Operating Expenses, Landlord shall have the right to initiate an arbitration of the dispute as provided in Section 34.

5.     SECURITY DEPOSIT.

5.1 DELIVERY OF LETTER OF CREDIT. On or before December 10, 1997, Tenant shall deliver to Landlord the Security Deposit in the form of an unconditional, irrevocable and renewable letter of credit ("Letter of Credit") in favor of Landlord in form and issued by a bank with an office (capable of honoring a demand on the Letter of Credit) located in San Diego County, California, reasonably satisfactory to Landlord, in the initial principal amount specified in Section 1.9 of the Summary, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord's behalf for the amount owed by Tenant to Landlord, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand and a certification that Tenant is in default under this Lease, which default is continuing after notice and expiration of any applicable notice and cure period required by this Lease. In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuer of the original Letter of Credit, the issuer will reissue the Letter of Credit naming such transferee as the beneficiary. If the term of the Letter of Credit held by Landlord will expire prior to thirty (30) days following the last day of the Term and it is not extended, or a new Letter of Credit for an extended period of time is not substituted, within thirty (30) days prior to the expiration of the Letter of Credit, then Landlord may deliver written notice of such fact to Tenant and if Tenant does not extend the Letter of Credit or substitute a new Letter of Credit within ten (10) business days after Tenant's receipt of such notice from Landlord, Landlord shall be entitled to make demand for the principal amount of said Letter of Credit and, thereafter, to hold such funds in accordance with
Section 5.3 below. In the event Tenant fails to deliver such Letter of Credit to Landlord on or before December 10, 1997 then Landlord, in addition to any of its other rights and remedies, shall have the right to immediately terminate this Lease or cause Tenant to cease construction of its Tenant Improvements until such Letter of Credit is furnished to Landlord.

5.2 PRINCIPAL AMOUNT OF LETTER OF CREDIT. The principal amount of the Letter of Credit shall be as follows:

                                               REQUIRED
                MONTHS OF TERM             PRINCIPAL AMOUNT
                --------------             ----------------
                     1-60                     $297,330.00

                    61-120       To be equal to the Monthly Rent due
                                 and payable by Tenant for the sixty-
                                 first (61st) month of the Lease Term.

Notwithstanding the foregoing, if as of the applicable reduction date set forth above, (i) Tenant is in default under this Lease, or (ii) circumstances exist that would, with notice or lapse of time, or both, constitute a default, then the principal amount shall not be reduced, unless and until such default or circumstances shall have been fully cured, at which time the principal amount may be reduced as hereinabove described. Further notwithstanding the foregoing, the reduction of the Security Deposit after the sixtieth (60th) month shall also be conditioned upon (i) Landlord's not having given Tenant written notice of a failure to pay Rent pursuant to Section 22.1(b) more than three (3) times during the preceding sixty (60) month period and (ii) Tenant not exercising its Termination Option (as defined in Section 33 hereof).

5.3 APPLICATION OF LETTER OF CREDIT. The Letter of Credit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. If Tenant commits a default with respect to any provision of this Lease, Landlord may (but shall not be required to) draw upon the Letter of Credit and use, apply or retain all or any part of the proceeds for the payment of any sum which is in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Letter of Credit is so used or applied, Tenant shall, within ten (10) business days after demand therefor, post an additional Letter of Credit in an amount sufficient to restore the Letter of Credit to the principal amount required under Section 5.2 above. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds and Tenant shall not be entitled to any interest on such proceeds. Should Landlord sell its interest in the Premises during the Term and if Landlord deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds.

6.     USE.

6.1 GENERAL. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.10 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Except for Landlord's obligations under Section 11.2 of this Lease, Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the use, occupancy, alteration or improvement (whether structural or non-structural, including unforeseen and/or extraordinary alterations or improvements, and regardless of the period of time remaining in the Term) of the Premises, including, without limitation, the provisions of the Americans with Disabilities Act ("ADA") as it pertains to Tenant's use, occupancy, improvement and alteration (whether structural or non-structural, including unforeseen and/or extraordinary alterations or improvements, and regardless of the period of time remaining in the Term) of the Premises. Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions affecting the Premises or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor commit or suffer to be committed any waste in, on or about the Premises.

6.2 SIGNS, AWNINGS AND CANOPIES. Tenant shall have the right, at Tenant's sole cost and expense to install a sign on the Building constituting the Premises, provided Tenant complies with any covenants of record and obtains approval from all governmental authorities having jurisdiction over the Premises and from Landlord, which approval shall not be unreasonably withheld. To the extent Landlord installs a signage monument adjacent to the Premises, Tenant shall have the right, at Tenant's sole cost and expense, to install its name on such signage monument if and when such signage monument is installed by Landlord. The exact location, dimensions, color, illumination and other features of all of Tenant's signage shall be subject to Landlord's prior written approval and otherwise in accordance with the Project's signage program. All of Tenant's exterior sign rights are personal to the original Tenant executing this Lease, to any Affiliate of the original Tenant, and to any Special Transferee, only so long as the original Tenant and/or any Affiliate of the original Tenant and/or any Special Transferee is occupying at least seventy-five percent (75%) of the total rental square feet comprising the Premises. Tenant agrees, at Tenant's sole cost and expense, to maintain any such sign, awning, canopy, decoration, lettering or advertising matter as may be approved by Landlord in good condition and repair at all times. At the expiration or earlier termination of this Lease, at Landlord's election, Tenant shall remove all signs, awnings, canopies, decorations, lettering and advertising installed by or at the direction of Tenant and shall repair any damage to the Premises resulting therefrom all at Tenant's sole cost and expense. If Tenant fails to maintain any such approved sign, awning, decoration, lettering, or advertising, Landlord may do so and Tenant shall reimburse Landlord for such cost plus a twenty percent (20%) overhead fee. If, without Landlord's prior written consent, Tenant installs any sign, awning, decoration, lettering or advertising, or fails to remove any such item(s) at the expiration or earlier termination of this Lease, Landlord may have such item(s) removed and stored and may repair any damage to the Premises at Tenant's expense. The removal, repair and/or storage costs shall bear interest until paid at the Interest Rate specified in
Section 1.12 of the Summary.

6.3 HAZARDOUS MATERIALS. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials and, to the extent approved in writing by Landlord (which shall not be unreasonably withheld), materials reasonably necessary for the conduct of Tenant's business that are used and stored in compliance with all applicable laws (some or all of which may constitute "Hazardous Materials" as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "TENANT'S PARTIES"), without the prior written consent of Landlord, which consent Landlord may, except as otherwise expressly provided above (with respect to materials reasonably necessary for the conduct of Tenant's business that are used and stored in compliance with all applicable laws), withhold in its sole and absolute discretion. Concurrently with the execution of this Lease, Tenant agrees to complete and deliver to Landlord an Environmental Questionnaire in the form of EXHIBIT "E" attached hereto. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises and which are caused or permitted by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties or any other persons or entities, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). At all times during the Term of this Lease and in accordance with
Section 15 hereof, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. Tenant will, upon the reasonable request of Landlord (which request shall not, unless Tenant has failed to comply with the terms and provisions of this Section 6.3 or except in cases of emergency, be made more than once every six (6) months throughout the Term of this Lease, cause to be performed an environmental audit of the Premises at Tenant's expense by an environmental consulting firm reasonably acceptable to Landlord. As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), freon and other chlorofluorocarbons, and any material defined as a "biohazardous waste" or "medical waste" or other waste under California Health and Safety Code, Division 20, Chapter 6.1 (Medical Waste Management Act). The provisions of this
Section 6.3 will survive the expiration or earlier termination of this Lease. Tenant shall immediately advise Landlord in writing of, and provide Landlord a copy of:

       (1) Any notice of violation or potential or alleged violation of any law concerning Hazardous Materials received by Tenant from any governmental agency; and

       (2) Any and all inquiry, investigation, enforcement, clean-up, removal or governmental or regulatory actions instituted or threatened relating to the Premises.

Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, sums paid in settlement of claims and for reasonable attorneys' fees, consultant fees and expert fees, (but specifically excluding special, indirect or consequential damages including but not limited to claims for loss of use, anticipated profit or business opportunity, market-based stigma damages or business interruption, or mental or emotional distress or fear of injury or disease) to the extent arising as a result of any Hazardous Materials (1) located in, on or under the Building as of the commencement of Tenant's occupancy of the Premises, or (2) hereafter caused to be located in, on or under the Building by Landlord and/or any of Landlord's employees, agents or representatives or any other persons or entities (except Tenant or Tenant's Parties). This indemnification of Tenant by Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work. The provisions of this paragraph shall survive the expiration of the Term or earlier termination of this Lease. Notwithstanding anything above to the contrary, the foregoing indemnity shall not extend to Hazardous Materials caused to be located in, on or under the Building by Tenant or any of Tenant's Parties.

6.4 REFUSE AND SEWAGE. Tenant agrees not to keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and agrees to regularly and frequently remove same from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall, at Tenant's sole cost and expense, properly dispose of all sanitary sewage and shall not use the sewage disposal system for the disposal of anything except sanitary sewage. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition. Tenant shall contract directly for all trash disposal services at Tenant's sole cost and expense.

6.5    PARKING.

(a) TENANT'S PARKING PRIVILEGES. During the Term of this Lease, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the number of parking privileges specified in Section 1.14 of the Summary hereof for use by Tenant's employees in the common parking areas for the Premises within the Project, as designated by Landlord from time to time. Landlord shall at all times have the right to reasonably establish and modify the nature and extent of the parking areas for the Premises and Project (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided the number of parking privileges designated in Section 1.14 of the Summary. In addition, Landlord may, in its sole discretion, assign any unreserved and unassigned parking privileges, and/or make all or a portion of such privileges reserved, or unreserved so long as Tenant is provided the total number of parking privileges in Section 1.14 of the Summary.

(b) PARKING CHARGES; LOSS OF PRIVILEGES. Each of Tenant's parking privileges set forth in Section 1.14 of the Summary hereof shall not be subject to any additional charge to Tenant. In addition to such parking privileges for use by Tenant's employees, Landlord shall permit access to the parking areas for Tenant's visitors, subject to availability of spaces.

(c) PARKING RULES. The use of the parking areas shall be subject to any reasonable, non-discriminatory rules and regulations adopted by Landlord and/or Landlord's parking operators from time to time, including any system for controlled ingress and egress and charging visitors and invitees, with appropriate provision for validation of such charges. Tenant shall not use more parking privileges than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants of the Project or for such other uses as visitor parking. Tenant's parking privileges shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.

7. PAYMENTS AND NOTICES. All Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in
Section 1.1 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section 1.2 of the Summary, or to Landlord at the address(es) designated in Section 1.1 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Any such notice shall be deemed duly served or given when actually (i) delivered or refused, if personally delivered or sent by registered or certified mail or
(ii) recorded as transmitted, if by facsimile transmission.

8. BROKERS. The parties recognize that the broker(s) who negotiated this Lease are stated in Section 1.11 of the Summary. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder
(a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

9.     SURRENDER; HOLDING OVER.

9.1 SURRENDER OF PREMISES. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and Tenant shall deliver exclusive possession of the Premises to Landlord broom clean and in first-class condition and repair, reasonable wear and tear excepted (and casualty damage excepted if this Lease is terminated as a result thereof pursuant to Section 18), with all of Tenant's personal property (and those items, if any, of Tenant Improvements and Tenant Changes identified by Landlord pursuant to Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections 12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease, with such removal and repair obligations completed, then, in addition to the provisions of Section 9.3 below and Landlord's rights and remedies under Section 12.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

9.2 HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the Lease Term, then, without waiver of any right on the part of Landlord as a result of Tenant's failure to timely surrender possession of the Premises to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant's obligation to pay all costs, expenses and any other additional rent under this Lease), but at a Monthly Rent equal to one hundred fifty percent (150%) of the Monthly Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. Tenant shall pay an entire month's Monthly Rent calculated in accordance with this Section 9.2 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section 9.2.

9.3    NO EFFECT ON LANDLORD'S RIGHTS.  The foregoing provisions of this
Section 9 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided at law or in equity.

10.    TAXES.

10.1 REAL PROPERTY TAXES. Tenant agrees to pay the Building's Share of all general and special real property taxes, assessments (including, without limitation, change in ownership taxes or assessments), liens, bond obligations, license fees or taxes and any similar impositions in-lieu of other impositions now or previously within the definition of real property taxes or assessments and any and all assessments under any covenants, conditions and restrictions affecting the Project (collectively "REAL PROPERTY TAXES") which may be now or hereafter levied or assessed against the Project applicable to the period from the Early Occupancy Date, until the expiration or sooner termination of this Lease. Notwithstanding the foregoing provisions, if the Real Property Taxes are not levied and assessed against the entire Project by means of a single tax bill (i.e., if the Project is separated into two (2) or more separate tax parcels for purposes of levying and assessing the Real Property Taxes), then, at Landlord's option, Tenant shall pay Tenant's pro rata share of all Real Property Taxes which may be levied or assessed by any lawful authority against the land and improvements of the separate tax parcel on which the Premises are located. Tenant's pro rata share under such circumstances shall be apportioned according to the floor area of the Premises as it relates to the total leasable floor area of all of the buildings (including the Premises) situated in the separate tax parcel in which the Premises is located. Notwithstanding anything in this
Section 10.1 to the contrary, "Real Property Taxes" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes. Upon Tenant's request, Landlord shall, at Tenant's sole cost and expense, contest the amount of Real Property Taxes for the Project, which contest shall be undertaken in a manner to be reasonably determined by Landlord.

All Real Property Taxes for the tax year in which the Early Occupancy Date occurs and for the tax year in which this Lease terminates shall be apportioned and adjusted so that Tenant shall not be responsible for any Real Property Taxes for a period of time occurring prior to the Early Occupancy Date or subsequent to the expiration of the Lease term.

The amount to be paid pursuant to the provisions of this Section 10.1 shall be paid monthly in advance as part of Tenant's Monthly Operating Expense Charge as estimated by Landlord based on the most recent tax bills and estimates of reappraised values (if reappraisal is to occur), commencing with the month (or partial month on a prorated basis if such be the case) that the Commencement Date occurs. The initial estimated monthly charge for the Building's Share of Real Property Taxes is included in the Monthly Operating Expense Charge as provided in Section 4.

Notwithstanding anything in this Lease to the contrary, Tenant shall be solely responsible for, and shall pay directly to Landlord (in addition to Tenant's Monthly Operating Expense Charge pertaining to Real Property Taxes), any increase in Real Property Taxes on account of any improvements made to the Premises by Tenant including, but not limited to, the Tenant Improvements.

If at any time during the Term under the laws of the United States, or the state, county, municipality, or any political subdivision thereof in which the Premises is located, a tax or excise on rent or any other tax however described is levied or assessed by any such political body against Landlord on account of rent payable to Landlord hereunder or any tax based on or measured by expenditures made by Tenant on behalf of Landlord, such tax or excise shall be considered "Real Property Taxes" for purposes of this Section 10.1, and shall be payable in full by Tenant. Such taxes or excises shall be payable within thirty
(30) days after Tenant's receipt of the tax bill therefor from Landlord.

10.2 PERSONAL PROPERTY TAXES. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against
(a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant). If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within thirty (30) days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

11.    REPAIRS.

11.1   TENANT'S REPAIR OBLIGATIONS.  Except for Landlord's obligations under
Section 11.2 and except for latent defects in the Premises not caused by Tenant or Tenant's improvements to the Premises, Tenant shall at all times and at Tenant's sole cost and expense, keep, maintain, clean, repair, renovate, retrofit, replace and preserve the Premises and all parts thereof, structural and non-structural, including, without limitation, utility meters, plumbing, pipes and conduits, all heating, ventilating and air conditioning systems located within the Premises, all fixtures, furniture and equipment, Tenant's signs, if any, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, restrooms, ceilings, interior walls, roof, skylights, interior and demising walls, doors, electrical and lighting equipment, sprinkler systems, walkways, loading dock areas and doors, rail spur areas, fences, signs, and any Tenant Improvements, Tenant Changes or other alterations, additions and other property and/or fixtures located within the Premises in good condition and repair, reasonable wear and tear excepted. Tenant shall at all times during the Term make all structural and non-structural changes, repairs and improvements to the Premises of every kind and nature, whether ordinary or extraordinary, foreseen or unforeseen, which may be required by any Laws or for the safety of the Premises Tenant agrees to procure and maintain maintenance contracts for all heating, ventilating and air conditioning systems with reputable contractors reasonably approved by Landlord. Tenant agrees, at Tenant's sole cost and expense, to use contractors designated or otherwise approved by Landlord for any repairs to, or that will adversely affect, the Building's systems and equipment. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay.

11.2   LANDLORD'S REPAIR RIGHTS AND OBLIGATIONS. Except as provided in this
Section 11.2, Landlord has no obligation whatsoever to alter, remodel, improve, repair, renovate, retrofit, replace, redecorate or paint all or any part of the Premises. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature). If Tenant fails to perform Tenant's obligations under Section 11.1 hereof, or under any other provision of this Lease, then Landlord shall have the option (but not the obligation) to enter upon the Premises after ten (10) days' prior written notice to Tenant, or in the case of an emergency immediately without prior notice, to perform such obligations on Tenant's behalf necessary to return the Premises to good order, condition and repair, whereupon the costs incurred by Landlord shall become due and payable to Landlord, upon demand, together with a fee of ten percent (10%) of the costs of such work for Landlord's managing agent. In addition, Landlord shall, as part of Operating Expenses (but subject, to the extent applicable, Section 4.4(xii) hereof) for the Project, repair and maintain the Building shell, exterior walls, foundations and structural portions of the roof; provided, however, to the extent such maintenance or repairs are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant's Parties or otherwise made necessary due to Tenant's use or occupancy of the Premises, Tenant shall pay to Landlord upon demand, as additional rent, the costs of such maintenance and repairs, together with a fee of ten percent (10%) of said costs.

11.3 AS-IS. Tenant acknowledges and agrees that, except to the extent specifically set forth in this Lease and except for latent defects in the Premises not caused by Tenant or Tenant's improvements to the Premises, Landlord has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guarantees of any kind or character whatsoever concerning or with respect to (a) the value, nature, quality or condition of the Premises; (b) the suitability of the Premises for any and all activities and uses which Tenant may conduct thereon; (c) the compliance of the Premises with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, without limitation, environmental laws (collectively, "LAWS"); (d) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Premises; (e) the manner or quality of the construction or materials incorporated into the Premises; (f) the manner, quality, state of repair or lack of repair of the Premises; or (g) any other matter with respect to the Premises. Tenant further acknowledges and agrees that having been given the opportunity to inspect the Premises, Tenant is relying solely on its own investigation of the Premises and not on any information provided or to be provided by Landlord. Tenant further acknowledges and agrees that any information provided or to be provided by or on behalf of Landlord with respect to the Premises, was obtained from a variety of sources and that Landlord has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information. Tenant further acknowledges and agrees that, except to the extent specifically set forth in this Lease, the leasing of the Premises as provided for herein is made on an "AS-IS" condition and basis with all faults. Except as otherwise expressly provided in this Lease, Landlord shall have no liability or responsibility for any latent or patent defects in the Premises. Tenant and anyone claiming by, through or under Tenant hereby fully and irrevocably releases Landlord from any and all claims that it may now have or hereafter acquire against Landlord for any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions, including, but not limited to, environmental matters (but subject to Landlord's indemnity set forth in Section 6.3 hereof), now or hereafter affecting the Premises. This release includes claims of which Tenant is presently unaware or which Tenant does not presently suspect to exist in its favor which, if known by Tenant, would materially affect Tenant's release of Landlord. Tenant specifically waives the provision of California Civil Code Section 1542, which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

12.    ALTERATIONS.

12.1   TENANT CHANGES; CONDITIONS.

(a) Tenant shall not make any alterations, additions, improvements or decorations to the Premises (collectively, "TENANT CHANGES," and individually, a "TENANT CHANGE") unless Tenant first obtains Landlord's prior written approval thereof, which approval Landlord shall not unreasonably withhold or delay. Notwithstanding the foregoing, Landlord's prior approval shall not be required for any Tenant Change which satisfies all of the following conditions (hereinafter a "PRE-APPROVED CHANGE"): (i) the costs of such Tenant Change does not exceed Twenty-Five Thousand Dollars ($25,000.00) individually; (ii) the costs of such Tenant Change when aggregated with the costs of all other Tenant Changes made by Tenant do not exceed One Hundred Thousand Dollars ($100,000.00) in any one (1) year period; (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; (iv) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1; and (v) the Tenant Change does not affect the structural, mechanical, life-safety, the roof or the exterior of the Premises.

(b) All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all laws, rules and regulations of all governmental agencies and authorities including, without limitation, the provisions of Title III of the ADA; and (iv) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(c) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the provisions of Section 20 of this Lease.

12.2 REMOVAL OF TENANT CHANGES AND TENANT IMPROVEMENTS. All Tenant Changes and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant on or before the expiration of the Lease Term (or upon any sooner termination of this Lease) identify those items of the initial Tenant Improvements and Tenant Changes which Landlord shall require Tenant to remove at the end of the Term of this Lease. Landlord shall notify Tenant nine (9) months before the expiration of the Lease Term of any Tenant Changes and Tenant Improvements that Landlord shall require Tenant to remove at the end of the Term of this Lease. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair). Notwithstanding anything above to the contrary, Tenant shall have the right, at Tenant's sole cost and expense, to remove any Tenant Improvements in the Premises that constitute Tenant's biomedical manufacturing use improvements (as opposed to those Tenant Improvements that are general office type improvements) (the "SPECIAL IMPROVEMENTS"), which Special Improvements are more particularly described on EXHIBIT "G", attached hereto; provided, however that Tenant shall remove such Special Improvements on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by the removal of such Special Improvements (or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair).

12.3 REMOVAL OF PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal.

12.4 TENANT'S FAILURE TO REMOVE. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to Section 12.2 above, Landlord may, (without liability to Tenant for loss thereof), at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days' prior notice to Tenant sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

13. LIENS. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, conditional and final lien releases (and other reasonable evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded so that it no longer affects title to the Premises. If Tenant fails to cause such lien to be so released or bonded within thirty (30) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within thirty (30) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

14.    ASSIGNMENT AND SUBLETTING.

14.1 RESTRICTION ON TRANSFER. Tenant will not assign or encumber this Lease in whole or in part, nor sublet all or any part of the Premises, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, except as provided in this Section 14. The consent by Landlord to any assignment, encumbrance or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is assigned by Tenant, or if the Premises or any part thereof are sublet or occupied by any person or entity other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained unless expressly made in writing by Landlord. Irrespective of any assignment or sublease, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Without limiting in any way Landlord's right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to an assignment or sublease if, in Landlord's opinion, (i) the net worth or financial capabilities of such assignee is less than that of Tenant at the date hereof, (ii) the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the assignment, (iii) the proposed assignment or sublease involves a change of use of the Premises from that specified herein, or (iv) the proposed assignee or subtenant is not, in Landlord's reasonable opinion, of reputable or good character. Any proposed assignee or subtenant which Landlord does not disapprove shall be deemed a "PERMITTED BUSINESS." Except with respect to a transfer of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly or through a recognized security exchange or over-the-counter market, if Tenant is a corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning and provisions of this Section 14.1.

14.2 TRANSFER NOTICE. If Tenant desires to effect an assignment, encumbrance or subletting (a "TRANSFER"), then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the "TRANSFER DATE"), Tenant agrees to give Landlord a notice (the "TRANSFER NOTICE"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "TRANSFEREE"), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.

14.3 LANDLORD'S OPTIONS. Within fifteen (15) days of Landlord's receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; or (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) with respect to a Transfer (but not including a Transfer to an Affiliate or to a Special Transferee) of more than fifty-one percent (51%) of the Premises, terminate this Lease as to all of the Premises or, in Landlord's sole and absolute discretion, such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord.

14.4 ADDITIONAL CONDITIONS. A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord. Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of all sums and other consideration payable to and for the benefit of Tenant by the assignee or sublessee in excess of the rent payable under this Lease for the same period and portion of the Premises. In calculating excess rent or other consideration which may be payable to Landlord under this Section, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys' fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord. No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease. Tenant shall, within ten
(10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord's consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord a non-refundable administrative fee of Five Hundred Dollars
($500.00), plus Landlord's reasonable attorneys' fees and costs and other costs incurred by Landlord in reviewing such proposed assignment or sublease.
 Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Section 14, Tenant's and such Transferee's only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee waives, unless Landlord's consent was withheld in bad faith, all other remedies against Landlord, including without limitation, the right to seek monetary damages or to terminate this Lease.

14.5 PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Article 14, Landlord consents to the Transfer of the Premises to an adequately capitalized entity which is controlled by, controls, or is under common control with, Tenant (an "AFFILIATE"), provided that Tenant notifies Landlord of any such Transfer prior to the effective date thereof and promptly supplies Landlord with any documents or information requested by Landlord regarding such Transfer or such Affiliate (including an assumption of Tenant's obligations under this Lease), and further provided that such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease. "CONTROL," as used in this Section 14.5, shall mean the ownership, directly or indirectly, of greater than fifty percent (50%) of the voting interest in an entity.

15. ENTRY BY LANDLORD. Landlord and its employees and agents shall at all reasonable times following prior notice to Tenant (which notice, except in the case of emergencies and except with respect to ordinary services to be provided by Landlord within the Premises, shall be no less than twenty-four (24) hours prior notice), have the right to enter the Premises to inspect the same, to exhibit the Premises to prospective lenders or purchasers (or during the last twelve (12) months of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises as contemplated by Section 11.2 in the event Tenant fails to perform its obligations under Section 11.1, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations). Landlord shall have the means which Landlord may deem proper to open Tenant's doors in an emergency in order to obtain entry to the Premises. Any such entry (in accordance with the terms hereof) to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of Rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Sections 21.1 and 23, to the extent of Landlord's gross negligence or willful misconduct. Except for services (if any) required to be provided by Landlord to the Premises under this Lease and except in the case of emergencies, Landlord's entry rights are conditioned upon a representative of Tenant (but only to the extent a representative is available) accompanying Landlord during any other entry into the Premises.

16. UTILITIES AND SERVICES. Except for Landlord's Work (as such term is defined in EXHIBIT "C"), Tenant shall be solely responsible for obtaining and shall promptly pay all charges for heat, air conditioning, water, gas, electricity or any other utility used, consumed or provided in, furnished to or attributable to the Premises directly to the supplying utility companies.
Tenant shall reimburse Landlord within thirty (30) days of billing for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by utility companies. Landlord will notify Tenant of this charge as soon as it becomes known. This charge will increase or decrease with current charges being levied against Landlord or the Premises by the local utility company, and will be due as additional rent. In no event shall Rent abate or shall Landlord be liable for any interruption or failure in the supply of any such utility services to Tenant. Tenant acknowledges and agrees that Tenant shall be solely responsible for providing security for the Premises and that Landlord shall not be liable for, and Landlord is hereby released from any responsibility for, any damage either to persons or property sustained by Tenant or any Tenant Parties on account of any acts of third parties. Tenant may, at its own expense, install its own security system ("TENANT'S SECURITY SYSTEM") in the Premises; provided, however, that Tenant shall coordinate the installation and operation of Tenant's Security System with Landlord to assure that Tenant's Security System is compatible with the Building's systems and equipment and to the extent that Tenant's Security System is not compatible with the Building's systems and equipment, Tenant shall not be entitled to install or operate it. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation and removal of Tenant's Security System.

17.    INDEMNIFICATION AND EXCULPATION.

17.1 TENANT'S ASSUMPTION OF RISK AND WAIVER. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the gross negligence or willful misconduct of Landlord or Landlord's agent(s), Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise,
(iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other persons in the Premises, occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable for any consequential damages or loss of business or profits and Tenant hereby waives any and all claims for any such damages. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the gross negligence or willful misconduct of Landlord or Landlord's agent(s). Landlord or its agents shall not be liable for interference with the light or other intangible rights.

17.2 INDEMNIFICATION. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "Landlord Indemnified Parties") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs (collectively, "INDEMNIFIED CLAIMS"), arising or resulting from (a) any act or omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or Tenant's invitees (collectively, "TENANT PARTIES"); (b) the use of the Premises and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises; and/or (c) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

17.3 LANDLORD'S INDEMNIFICATION OF TENANT. Notwithstanding anything to the contrary contained in Section 17.2 above, subject to the limitation on Landlord's liability contained in Section 30 below and the mutual waivers contained in Section 21.1 below, Landlord will be liable for, and agrees to indemnify, protect, defend and hold harmless Tenant and Tenant's agents, successors and assigns (collectively, "TENANT INDEMNIFIED PARTIES"), from and against, any Indemnified Claims (as defined in Section 17.2 above) (but not for injury to, or interference with, Tenant's or any Tenant Indemnified Parties' business or for consequential damages), to the extent any such Indemnified Claim arises or results from (a) any negligent or willful act or omission of Landlord;
(b) any default by Landlord of any obligations on Landlord's part to be performed under the terms of this Lease; and (c) to the extent covered by the insurance required to be maintained by Landlord under this Lease (or which would have been covered if Landlord had carried such required insurance), any acts or omissions of any third parties occurring in the Common Areas other than the gross negligence or willful misconduct of Tenant or any Tenant's Parties; provided, however, that Landlord's indemnity shall not apply or extend to any such damage or injury which occurs within the Premises which is covered by any insurance maintained by Tenant or any Tenant Indemnified Parties (or which would have been covered had Tenant obtained the insurance required under this Lease). In case any action or proceeding is brought against Tenant or any Tenant Indemnified Parties by reason of any such injury or damage indemnified by Landlord as set forth hereinabove, Landlord, upon notice from Tenant, agrees to defend the same at Landlord's expense by counsel approved in writing by Tenant, which approval Tenant will not unreasonably withhold.

17.4 SURVIVAL; NO RELEASE OF INSURERS. Tenant's indemnification obligation under Section 17.2, shall survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification in Sections 17.1 and
17.2 above, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant, pursuant to the provisions of this Lease.

18.    DAMAGE OR DESTRUCTION.

18.1 LANDLORD'S RIGHTS AND OBLIGATIONS. In the event the Premises are damaged by fire or other casualty to an extent not exceeding forty percent (40%) of the full replacement cost thereof, and Landlord's contractor estimates in a writing delivered to the parties that the damage thereto is such that the Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within two hundred ten (210) days from the date of such casualty, AND Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Section 18.2 below), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises are damaged to an extent exceeding forty percent (40%) of the full replacement cost thereof, or Landlord's contractor estimates that such work of repair, reconstruction and restoration will require longer than two hundred ten (210) days to complete, OR Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either:

(a) repair, reconstruct and restore the portion of the Premises damaged by such casualty (including the Tenant Improvements and Tenant Changes to the extent of insurance proceeds received from Tenant) to substantially the same condition as existed before the damage or destruction, except for modifications required by building codes and other laws and except for any reasonable modifications to the common areas, in which case this Lease shall continue in full force and effect; or

(b) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

Under any of the conditions of this Section 18.1, Landlord shall give written notice ("ELECTION NOTICE") to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor. Notwithstanding anything above to the contrary, in the event of a damage or destruction of the Premises where Landlord has made the election in
Section 18.1(a) above, Tenant shall have the right to elect to perform the reconstruction and restoration of the Tenant Improvements, which reconstruction and restoration shall be performed in a diligent manner and in accordance with the Work Letter Agreement attached hereto and otherwise in accordance with
Section 12 hereof.

18.2 TENANT'S COSTS AND INSURANCE PROCEEDS. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Tenant Changes in the Premises (excluding proceeds for Tenant's furniture and other personal property), whether or not this Lease is terminated as permitted in this Section 18, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. In the event Tenant has elected to reconstruct and restore the Tenant Improvements pursuant to Section 18.1 above, then Landlord shall disburse such insurance proceeds to Tenant on a progress payment basis during Tenant's reconstruction and restoration of the Tenant Improvements. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Changes which Tenant is required to insure pursuant to Sections 12.1 and/or 20.1(a) hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Tenant Improvements and Tenant Changes which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Tenant Improvements and Tenant Changes, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.

18.3 ABATEMENT OF RENT. In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then the rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of rent. Except for abatement of rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

18.4 INABILITY TO COMPLETE. Notwithstanding anything to the contrary contained in this Section 18, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Premises pursuant to
Section 18.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is two hundred ten (210) days after the date of the damage or destruction or the date specified in Landlord's Election Notice, whichever is later, then any party who has not caused such delay may elect to terminate this Lease upon thirty (30) days' prior written notice sent to the other; provided, however, if Tenant terminates this Lease, Landlord may rescind such termination by completing such work within twenty (20) days following Landlord's receipt of Tenant's written notice to terminate. In no event will Tenant have the right to terminate this Lease pursuant to this
Section 18.4 to the extent Tenant has elected to perform the reconstruction and restoration of the Tenant Improvements pursuant to Section 18.1 above.

18.5 DAMAGE TO THE PROJECT. If there is a total destruction of the Project or a partial destruction of the Project, the cost of restoration of which would exceed one-third (1/3) of the then replacement value of the Project, by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, Landlord may within a period of one hundred eighty (180) days after the occurrence of such destruction, notify Tenant in writing that it elects not to so reconstruct or restore the Project, in which event this Lease shall cease and terminate as of the date of such destruction.

18.6 DAMAGE NEAR END OF TERM. In addition to its termination rights in Sections 18.1 and 18.4 above, Landlord shall have the right to terminate this Lease if any damage to the Premises occurs during the last twelve (12) months of the Term of this Lease and Landlord's contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty.

18.7 WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

19.    EMINENT DOMAIN.

19.1 TOTAL OR PARTIAL TAKING. In case all of the Premises, or such part thereof as shall materially and substantially interfere with Tenant's ability to conduct its business upon the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant; provided, however, in the event of such a taking, Tenant shall be entitled to such portion of the award as shall be attributable to the loss of the unamortized cost of the improvements to the Premises made and paid for by Tenant pursuant to EXHIBIT "C" (such amortization being the same as that used by Tenant for federal income tax purposes), goodwill and for damage to, or the cost of removal of, Tenant's personal property. In the event the amount of property or the type of estate taken shall not materially and substantially interfere with the ability of Tenant to conduct its business upon the Premises, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking to the extent of any award proceeds received by Landlord, and a fair and equitable abatement shall be made to Tenant for the Annual Rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. If the award proceeds from the taking are insufficient to restore the Premises as required by the preceding sentence and Landlord does not provide its own funds to so restore the Premises, and if as a result thereof Tenant's ability to use the Premises as contemplated by this Lease is materially and substantially impaired, then Tenant may elect to terminate this Lease by giving Landlord written notice thereof; provided, however, Landlord may rescind such termination by giving Tenant written notice within ten (10) business days following Landlord's receipt of such termination notice from Tenant that Landlord will provide the necessary funds to so restore the Premises. Notwithstanding anything above to the contrary, if any part of the Project shall be taken (whether or not such taking substantially interferes with Tenant's use of the Premises), Landlord may terminate this Lease upon thirty (30) days' prior written notice to Tenant as long as Landlord also terminates leases of all other tenants leasing comparably sized space within the Project for comparable lease terms.

19.2 TEMPORARY TAKING. In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Lease Term. For purposes of this
Section 19.2, a temporary taking shall be defined as a taking for a period of one (1) year or less.

19.3 WAIVER OF TERMINATION. Tenant and Landlord waive any right to terminate this Lease under Section 1265.130 of the California Code of Civil Procedure, or any similar statute or law now or hereafter in force.

20.    INSURANCE.

20.1 TYPES OF TENANT'S INSURANCE. On or before the earlier of the Early Occupancy Date or the date Tenant commences or causes to be commenced any work of any type in or on any portion of the Premises, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect respecting the Premises, the following insurance:

(a) All Risk insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism and malicious mischief upon property of every description and kind located on the Premises, including, without limitation, furniture, equipment and any other personal property, any Tenant Changes and the Tenant Improvements (but excluding any improvements previously existing in the Premises) in an amount not less then the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be presumptive.

(b) Commercial general liability insurance coverage, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability, liquor liability (if Tenant serves or stores alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, with a general aggregate of not less than Two Million Dollars ($2,000,000.00). The general aggregate amount of such commercial general liability insurance shall be increased every three (3) years during the Term of this Lease to an amount reasonably required by Landlord but only to the extent such increase is required of tenants comparable to Tenant by landlords of buildings comparable to the Building.

(c) Worker's compensation and employer's liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done in, on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

(d) Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs and is required of tenants comparable to Tenant by landlords of buildings comparable to the Building.

20.2 REQUIREMENTS. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers authorized to do business in the state in which the Premises is located and rated not less than financial class VII, and not less than policyholder rating A- in the most recent version of Best's Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Section 20.1(a) above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord's request, Landlord's mortgagees and ground lessors of which Tenant has been informed in writing, as additional insureds (and with respect to the insurance described in Section 20.1(a) above, as loss-payees) thereunder, all as their respective interests may appear; (d) shall not have a property insurance deductible amount exceeding Twenty-Five Thousand Dollars ($25,000.00); (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord's mortgagees and ground lessors shall be primary, and any insurance carried by Landlord or Landlord's mortgagees and ground lessors shall be excess and non-contributing; (f) except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in
Section 22 below; and

(g) contain an undertaking by the insurer to notify Landlord (and the mortgagees and ground lessors of Landlord who are named as additional insureds) in writing not less than thirty (30) days prior to any change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after the date Tenant takes possession of all or any part of the Premises, certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Section 20). Tenant shall cause replacement certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Section 22.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense.

20.3 EFFECT ON INSURANCE. Tenant shall not do or permit to be done anything which (a) will violate or invalidate any insurance policy maintained by Tenant or Landlord hereunder or (b) increase the costs of any insurance policy maintained by Landlord pursuant to Section 20.4 below. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building and/or the Project, Tenant shall pay such increase as additional rent within thirty (30) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) business days after notice thereof, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section
22.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

20.4 LANDLORD'S INSURANCE. During the Term, Landlord shall insure the Common Area improvements and the Premises (excluding, however, Tenant's furniture, equipment, personal property, the Tenant Improvements and Tenant Changes) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, at Landlord's option, earthquake damage coverage, and such additional coverage as Landlord deems appropriate. Landlord shall also carry commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state in which the Building is located. At Landlord's option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. In addition, at Landlord's option, Landlord may elect to self-insure all or any part of such required insurance coverage. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Section 20.4 (including self-insured amounts and deductibles) shall be included in Operating Expenses.

21.    WAIVER OF SUBROGATION.

21.1 WAIVER. Tenant and Landlord hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) damage insured against under any insurance policy carried by Tenant or Landlord (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) damage which would have been covered under any insurance required to be obtained and maintained by Tenant or Landlord (as the case may be) under Section 20 of this Lease had such insurance been obtained and maintained as required therein. The foregoing waiver shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

21.2 WAIVER OF INSURERS. Tenant shall cause each insurance policy required to be obtained by it pursuant to Section 20 to provide that the insurer waives all rights of recovery by way of subrogation against Landlord in connection with any claims, losses and damages covered by such policy. If Tenant fails to maintain property insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

22.    TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

22.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a) the vacation or abandonment of the Premises by Tenant. "ABANDONMENT" is herein defined to include, but is not limited to, any absence by Tenant from the Premises for eight (8) business days or longer while in default in the payment of Rent. "VACATION" shall mean vacating the Premises without providing a reasonable level of security to minimize the potential for vandalism, or where the coverage of the property insurance under Section 20.1(a) is jeopardized as a result thereof;

(b) the failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, within ten (10) days of written notice from Landlord that such payment was not received;

(c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 22.1(a) or (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion; and

(d) (i) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, the same is dismissed within sixty
       (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

(e) Any notice given under this Section 22.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161.

22.2 LANDLORD'S REMEDIES; TERMINATION. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from
Tenant:

(a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys' fees; unamortized brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 22.2(a) and 22.2(b) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate set forth in Section 1.12 of the Summary. As used in Section 22.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

22.3 LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any such default by Tenant (with all applicable notice and cure periods having expired), in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right as permitted by applicable law, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 22.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

22.4 LANDLORD'S REMEDIES; CONTINUATION OF LEASE. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 22.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Section 22.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

22.5 LANDLORD'S RIGHT TO PERFORM. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Annual Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for ten (10) days with respect to monetary obligations (or thirty (30) days with respect to non-monetary obligations) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

22.6 INTEREST. If any monthly installment of Annual Rent, or any other amount payable by Tenant hereunder is not received by Landlord by the date which is ten (10) days from the date when due, it shall bear interest at the Interest Rate set forth in Section 1.12 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 22.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

22.7 LATE CHARGES. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Annual Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises. Accordingly, if any monthly installment of Annual Rent or any other amount payable by Tenant hereunder is not received by Landlord by that date which is ten (10) days from the due date thereof, Tenant shall pay to Landlord an additional sum of six percent (6%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

22.8   [INTENTIONALLY DELETED].

22.9 RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Section 22 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 22 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

23. LANDLORD'S DEFAULT. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate Rent in the event of any default by Landlord under this Lease; and (b) Tenant's rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies, and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies, including the limitation on Landlord's liability contained in Section 30 hereof.

24. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated and (c) any ground lease or underlying leases, or Landlord's interest or estate in any of said items, which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason, or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord and Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. Notwithstanding anything above to the contrary, any subordination of this Lease to any such future mortgage, ground lease or deed of trust is conditioned upon any such future mortgagee, lessor or beneficiary providing Tenant with a commercially reasonable form of non-disturbance agreement. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Should Tenant fail to sign and return any such additional documents within the ten (10) day period referred to above, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Section 22.1 above. Landlord agrees to cause the mortgagees existing as of the date hereof to provide Tenant with a commercially reasonable non-disturbance agreement within a commercially reasonable period of time after Tenant's request therefor.

25.    ESTOPPEL CERTIFICATE.

25.1   TENANT'S OBLIGATIONS.  Within ten (10) business days following
Landlord's written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of EXHIBIT "F" attached hereto, certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are set forth in EXHIBIT "F" or are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 25.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Premises, as well as their assignees.

25.2 TENANT'S FAILURE TO DELIVER. Tenant's failure to deliver such estoppel certificate within such time shall constitute a default hereunder without the applicability of notice and cure periods specified in Section 22.1 above and shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's or Tenant's performance (other than Tenant's failure to deliver the estoppel certificate); and (c) not more than one (1) month's rental has been paid in advance.

26.    INTENTIONALLY OMITTED.

27.    MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.

27.1 MODIFICATIONS. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Premises, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant's rights hereunder.

27.2 CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure).

28. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

29. TRANSFER OF LANDLORD'S INTEREST. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Premises. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

30. LIMITATION ON LANDLORD'S LIABILITY. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Premises, and no other assets of Landlord.

31.    MISCELLANEOUS.

31.1 GOVERNING LAW. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Premises is located.

31.2 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 29 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14, and no options or other rights which are expressly made personal to the original Tenant or an Affiliate of Tenant or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant or an Affiliate of Tenant.

31.3 NO MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

31.4 PROFESSIONAL FEES. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees, expenses and court costs), shall be paid by the other party.

31.5 WAIVER. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

31.6 TERMS AND HEADINGS; INTERPRETATION. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

31.7 TIME. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "days" shall mean calendar days unless specifically modified herein to be "business" days.

31.8 PRIOR AGREEMENTS; AMENDMENTS. This Lease, including the Summary and all Exhibits and Riders attached hereto contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

31.9 SEPARABILITY. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Rent) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

31.10 RECORDING. Neither Landlord nor Tenant shall record this Lease. In addition, neither party shall record a short form memorandum of this Lease without the prior written consent (and signature on the memorandum) of the other, and provided that prior to recordation Tenant executes and delivers to Landlord, in recordable form, a properly acknowledged quitclaim deed or other instrument extinguishing all of the Tenant's rights and interest in and to the Premises, and designating Landlord as the transferee, which deed or other instrument shall be held by Landlord and may be recorded by Landlord once this Lease terminates or expires (but not prior thereto). If such short form memorandum is recorded in accordance with the foregoing, the party requesting the recording shall pay for all costs of or related to such recording, including, but not limited to, recording charges and documentary transfer taxes.

31.11 EXHIBITS AND RIDERS. All Exhibits attached to this Lease are hereby incorporated in this Lease for all purposes as though set forth at length herein.

31.12 AUCTIONS. Tenant shall have no right to conduct any auction in, on or about the Premises.

31.13 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

31.14 FINANCIAL STATEMENTS. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often than once in any calendar year), Tenant shall deliver to Landlord a current 10-Q quarterly report and/or 10-K annual report ("STATEMENTS") of Tenant and any guarantor of this Lease. Such Statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer or general partner of Tenant (if Tenant is a corporation or partnership, respectively).

31.15 NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

31.16 FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, "FORCE MAJEURE DELAYS"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this

Section 31.16 shall not apply to nor operate to excuse Tenant from the payment of Rent strictly in accordance with the terms of this Lease.

31.17 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

31.18 NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Premises, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

31.19 NON-DISCRIMINATION. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

32.    LEASE EXECUTION.

32.1 TENANT'S AUTHORITY. If Tenant executes this Lease as a partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly authorized and existing partnership or corporation, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board of directors and the Tenant's by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms.

32.2 JOINT AND SEVERAL LIABILITY. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

32.3 NO OPTION. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

33. CANCELLATION OPTION. Provided Tenant fully and completely satisfies each of the conditions set forth in this Section 33, Tenant shall have a one-time option ("CANCELLATION OPTION") to terminate this Lease effective between the period ("CANCELLATION PERIOD") commencing on January 1, 2003 to March 31, 2003, with the exact cancellation date ("CANCELLATION DATE") to be the date within the Cancellation Period specified by Tenant in Tenant's Cancellation Notice (as defined below) but in no event earlier than nine (9) months after the date of Tenant's Cancellation Notice. In order to exercise the Cancellation Option, Tenant must fully and completely satisfy each and every one of the following conditions: (a) Tenant must give Landlord written notice ("CANCELLATION NOTICE") of its intention to terminate this Lease, which Cancellation Notice must be delivered to Landlord at least nine (9) months prior to the expiration of the Cancellation Period, (b) at the time of the Cancellation Notice, Tenant shall not be in material default under this Lease after expiration of applicable notice and cure periods, (c) concurrently with Tenant's delivery of the Cancellation Notice to Landlord, Tenant shall pay to Landlord a cancellation fee ("CANCELLATION FEE") equal to the sum of (i) the unamortized balance, as of the Cancellation Date, of the brokerage commissions paid by Landlord in connection with this Lease, plus (ii) an amount equal to four (4) months' Monthly Rent calculated at the rate payable at the time of the Cancellation Date and (d) Tenant shall have satisfied all of Tenant's surrender obligations under Section 9.1 of the Lease. On the Cancellation Date, the parties shall be relieved of any further obligations under this Lease except for those obligations in the Lease which survive the termination or expiration thereof. Amortization pursuant to this Section 33 shall be calculated on a ten
(10) year amortization schedule commencing as of the Commencement Date based upon equal monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of ten percent (10%) per annum.

34. ARBITRATION. In the event of any dispute by Landlord of Tenant's audit of the Building's Share of Operating Expenses as set forth in Section 4.9, such dispute shall be resolved through binding arbitration pursuant to this
Section 34. If demand for arbitration is timely made as provided in Subsection (a) below, such arbitration shall be conducted in accordance with Title 9 of the California Code of Civil Procedure, Section 1280, ET SEQ., unless otherwise specified herein. The arbitrator shall be selected from the Commercial Arbitration panel of the American Arbitration Association and shall have commercial real estate leasing and, with respect to a dispute under
Section 4.9 hereof, accounting expertise. Any such arbitration shall be held and conducted, within thirty (30) days after the selection of an arbitrator, in San Diego County, California. The provisions of the Commercial Arbitration Rules of the American Arbitration Association shall apply and govern such arbitration, subject, however, to the following:

(a) Any demand for arbitration shall be in writing and must be made and served on Tenant within a reasonable time after the claim, dispute or other matter in questions has arisen and in no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based on such claim, dispute, or other matter would be barred by the applicable statute of limitations.

(b) All proceedings involving the parties shall be reported by a certified shorthand court reporter and written transcripts of the proceedings shall be prepared and made available to the parties.

(c) A party can require the arbitrator to make specific rulings on specific items or questions of fact. The arbitrator shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

(d) Final decision by the arbitrator must be provided to the parties within thirty (30) days from the date on which the matter is submitted to the arbitrator.

(e) The prevailing party (as defined below) shall be awarded reasonable attorneys' fees, expert and nonexpert witness costs and expenses (including without limitation the fees and costs of the court reporter described in Subsection (c) above), and other costs and expenses incurred in connection with the arbitration, unless the arbitrator for good cause determines otherwise.

(f) As used herein, the term "prevailing party" shall mean the party, if any, that the arbitrator determines is "clearly the prevailing party."

(g) Costs and fees of the arbitrator shall be borne by the nonprevailing party, unless the arbitrator for good cause determines otherwise. If there is no prevailing party, the parties shall bear their own fees and costs and split the fees and costs of the arbitrator and court reporter.

(h) The award or decision of the arbitrator, which may include equitable relief, shall be final and judgment may be entered on it in accordance with applicable law in any court having jurisdiction over the matter. The provisions of this Section 34 are not intended to alter the applicable provisions of law which provide the grounds on which a court may vacate an arbitration award.

(i)    The provisions of this Section 34 are not intended to require
       (1) Landlord to arbitrate any matters relating to any monetary default by Tenant under this Lease, which matters shall, at the election of Landlord, be governed by the applicable provisions of this Lease and/or applicable law, or (2) either party to arbitrate any matters arising under this Lease which are not described in the first sentence of this
       Section 34.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

       "TENANT"               ALLIANCE PHARMACEUTICAL CORP.,
                              a New York corporation

                              By:  /s/  Duane J. Roth
                                   ---------------------------------------------
                                   Name:  Duane J. Roth
                                        ----------------------------------------
                                   Title: Chief Executive Officer
                                         ---------------------------------------

                              By:  /s/  Theodore D. Roth
                                   ---------------------------------------------
                                   Name:  Theodore D. Roth
                                        ----------------------------------------
                                   Title: Executive Vice President
                                         ---------------------------------------


       "LANDLORD"             WHAMC REAL ESTATE LIMITED PARTNERSHIP,
                              a Delaware limited partnership

                              By:  WHAMC Gen-Par, Inc., a Delaware corporation

                                   By:  /s/ Brad E. Baker
                                        ----------------------------------------
                                        Brad E. Baker
                                        Its:  Senior Vice President - Southern
                                        California

                                    EXHIBIT "A-1"


                                  PROJECT SITE PLAN

AMCC BUILDING - 6175 & 6195 LUSK BLVD.
SITE PLAN

                                        [MAP]



                                    EXHIBIT "A-1"

                                    EXHIBIT "A-2"
                              PROJECT LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SAN DIEGO AND IS DESCRIBED AS FOLLOWS:

LOT 15 OF PACIFIC CORPORATE CENTER UNIT NO. 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 11561, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 9, 1986.

                                     EXHIBIT "B"
                               DESCRIPTION OF PREMISES

                                     [FLOOR PLATE]


                                     EXHIBIT "B"
                                     Page 1 of 2

                                     [FLOOR PLATE]


                                     EXHIBIT "B"
                                     Page 2 of 2

                                WORK LETTER AGREEMENT

          1. Tenant shall, at Tenant's sole cost and expense, improve the Premises in accordance with plans and specifications approved in writing by Landlord and in accordance with the requirements of all Laws. It is contemplated by the parties that the improvements to the Premises will include all interior and exterior improvements that are permanently affixed to the Building (the "TENANT IMPROVEMENTS") as described or depicted on SCHEDULE 1 attached hereto (the "PRELIMINARY PLANS"), which Preliminary Plans are hereby approved by Landlord and Tenant. As part of the material consideration to Landlord entering into this Lease, Tenant covenants to expend between Four Million Dollars ($4,000,000.00) and Six Million Dollars ($6,000,000.00) in the design and construction of Tenant Improvements in the Premises and to provide Landlord with evidence reasonably satisfactory to Landlord of such expenditure. Within thirty (30) days following the Effective Date, Tenant shall provide to Landlord working drawings for the Tenant's Improvements (including signage) based upon and conforming with the Preliminary Plans and prepared by a licensed architect or engineer. Within five (5) days of Landlord's receipt of such working drawings, Landlord shall notify Tenant of any required changes to the working drawings. Landlord's failure to so notify Tenant of any such required changes to the working drawings within said five (5) day period shall be deemed to constitute Landlord's approval thereof. Tenant shall revise the working drawings in accordance with Landlord's comments and deliver the same to Landlord within ten (10) days of Tenant's receipt of Landlord's comments. Tenant shall, at its sole cost and expense, be responsible for obtaining all permits and approvals from governmental authorities necessary for the construction of such improvements and the operation of Tenant's business. Landlord will reasonably cooperate with Tenant (at no cost to Landlord) in Tenant's efforts to obtain all such permits and approvals. Landlord makes no representation concerning the availability of such permits or approvals.

          2. No improvement of any kind to the Premises shall be erected or maintained unless and until the plans, specifications and proposed location of such improvement have been approved in by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall not be charged for any supervision by Landlord in connection with Tenant's design and construction of the Tenant Improvements. Landlord's review and approval of the plans and specifications for the improvements shall create no liability or responsibility on the part of Landlord for the completeness of such plans or their design sufficiency or compliance with Laws.

          3. Landlord shall not be responsible for any costs associated with Tenant's construction of any improvements and Tenant acknowledges that Tenant is accepting the Premises in its "as-is" and "where-is" state, subject to Landlord's obligations under Section 11.2 of the Lease.

          4. No work of any kind shall be commenced on and no building or other material shall be delivered until at least five (5) business days after written notice has been given by Tenant to Landlord of the initial commencement of such work or the delivery of such materials.

          5. The improvements shall be constructed, and all work performed on the Premises, shall be in accordance with all Laws. All work performed on the Premises shall be done in a good, workmanlike and lien free manner and only with new materials of good quality and high standards. All work required in the construction of the improvements shall be performed only by competent contractors duly licensed as such under the laws of the State of California and approved by Landlord. The following contractors/subcontractors, if used by Tenant, are hereby preapproved by Landlord: (i) DPR; (ii) Biostruct;
(iii) Ninteman; (iv) Neal Electric; (v) Dynalectric; (vi) Eickler; (vii) Weather Eng.; (viii) Pacific Rim Eng.; (ix) AO Reed; and (x) Kinetic Systems. Tenant will competitively bid the construction with contractors approved by Landlord. Tenant shall then enter into a construction contract approved by Landlord (which approval shall not be unreasonably withheld or delayed) with the selected contractor to construct the Tenant Improvements and Tenant shall be responsible for all aspects of coordinating the construction management.

          6. Notwithstanding anything above to the contrary, Landlord shall, prior to the Commencement Date, perform the following work in the Premises ("LANDLORD'S WORK") in Landlord's standard manner using building-standard materials:

                    (i) Modify existing HVAC system located in the Other Building located in the Project to exclusively service the Premises; and

                    (ii) Install metering and/or submetering devices in the Premises pertaining to water, gas and electricity services serving the Premises as of the date of the Lease.

So long as Tenant has not exercised its Cancellation Option and subject to the terms hereof, Landlord also agrees to retrofit the existing HVAC system located in the Other Building to accommodate R123 (or equivalent) HVAC coolant ("ADDITIONAL LANDLORD'S WORK") but only to the extent that Tenant notifies Landlord, on or before the last day of the third (3rd) annual anniversary of the Commencement Date, that Tenant desires Landlord to perform such Additional Landlord's Work; provided, however, that prior to performing such Additional Landlord's Work (and as a condition precedent to Landlord's obligation to perform such Additional Landlord's Work), Tenant shall pay to Landlord any costs in excess of Fifty Thousand Dollars ($50,000.00) ("LANDLORD'S COST CAP") that is required by Landlord to perform such Additional Landlord's Work, which excess costs shall be (i) evidenced by a contractor's bid selected by Landlord, and
(ii) due and payable by Tenant to Landlord within thirty (30) days after Landlord's request therefor (and prior to the performance of such Additional Landlord's Work). In no event will Landlord be obligated to pay for any costs in excess of Landlord's Cost Cap to cause such Additional Landlord's Work to be performed, it being the intent of Landlord and Tenant that such excess cost shall be borne solely by Tenant. In the event that Tenant fails to notify Landlord on or before the last day of the third annual anniversary of the Commencement Date that Tenant desires Landlord to perform


                                     EXHIBIT "C"
such Additional Landlord's Work, then Landlord shall have no obligation whatsoever to perform such Additional Landlord's Work.

                                      SCHEDULE 1

                                  PRELIMINARY PLANS

1. Those certain plans prepared by McGraw/Baldwin Architects as Project No. 97006 and dated October 28, 1997; and

2. Those certain plans prepared by McGraw/Baldwin Architects as Project No. 972928 and dated October 30, 1997.



                                      SCHEDULE 1

                      SAMPLE FORM OF NOTICE OF LEASE TERM DATES



To:                                                      Date:
     -------------------------                                ------------------
     -------------------------

Re:    Lease dated ________________________, 19___ between
___________________________, Landlord, and  ___________________________________,
Tenant, concerning premises located at __________________________ ("PREMISES").

Gentlemen:

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted by Tenant in accordance with the Lease.

2. That Tenant has accepted and is in possession of the Premises, and acknowledges that under the provisions of the Lease, the Term of the Lease expires on ________________ (subject to earlier termination as provided in the Lease), with one option to renew for 5 years, and commenced upon ______________.

3      That in accordance with the Lease, rental payment has commenced.

4. If the Actual Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Monthly Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to _________________________ at _______________________________.



                                 AGREED AND ACCEPTED

TENANT:                                 LANDLORD:

------------------------------          ------------------------------
By:                                     By:
    --------------------------              --------------------------
By:
    --------------------------

                           SAMPLE ONLY [NOT FOR EXECUTION]



                                     EXHIBIT "D"

                             ENVIRONMENTAL QUESTIONNAIRE

The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises. Prospective tenants should answer the questions in light of their proposed operations at the premises. Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.

1.     GENERAL INFORMATION

       Name of Responding Company:                                            .
                                   --------------------------------------------

       Check the Applicable Status:  Prospective Tenant __  Existing Tenant __

       Mailing Address:
                        --------------------------------------------------------

       Contact Person and Title:
                                 -----------------------------------------------

       Telephone Number:  (     )
                           -----  ------------------------

       Address of Leased Premises:
                                   ---------------------------------------------

       Length of Lease Term:
                              --------------------------------------------------

       Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

2.     STORAGE OF HAZARDOUS MATERIALS

       2.1    Will any hazardous materials be used or stored on-site?

              Wastes               Yes _____      No _____

              Chemical Products    Yes _____      No _____

       2.2 Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

3.     STORAGE TANKS AND SUMPS

       3.1 Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?

              Yes _____   No _____

              If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

              -----------------------------------------------------------------

              -----------------------------------------------------------------

       3.2 Have any of the tanks or sumps been inspected or tested for leakage?

              Yes _____   No _____

              If so, attach the results.

       3.3    Have any spills or leaks occurred from such tanks or sumps?

              Yes _____   No _____

              If so, describe.

              -----------------------------------------------------------------

              -----------------------------------------------------------------

       3.4    Were any regulatory agencies notified of the spill or leak?

              Yes _____   No _____


              If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

       3.5 Have any underground storage tanks or sumps been taken out of service or removed?

              Yes _____   No _____

              If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.



                                     EXHIBIT "E"

4.     SPILLS

       4.1    During the past year, have any spills occurred at the premises?

              Yes _____   No _____

              If yes, please describe the location of the spill.

              -----------------------------------------------------------------

              -----------------------------------------------------------------

       4.2    Were any agencies notified in connection with such spills?

              Yes _____   No _____

              If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

       4.3 Were any clean-up actions undertaken in connection with the spills?

              Yes _____   No _____

              Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.     WASTE MANAGEMENT

       5.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

              Yes _____   No _____

       5.2 Has your company filed a biennial report as a hazardous waste generator?

              Yes _____   No _____

              If so, attach a copy of the most recent report filed.

       5.3 Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

       5.4 Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

              _____  On-site treatment or recovery          ____________________

              _____  Discharged to sewer                    ____________________

              _____  Transported and disposed of off-site   ____________________

              _____  Incinerator                            ____________________

       5.5 Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

              -----------------------------------------------------------------

       5.6 Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

              Yes _____   No _____

              If yes, please describe any existing or proposed treatment methods.
                        -------------------------------------------------------

              -----------------------------------------------------------------

       5.7 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.

6.     WASTEWATER TREATMENT/DISCHARGE

       6.1    Do you discharge wastewater to:

              _____  storm drain?  _____  sewer?

              _____  surface water?     _____  no industrial discharge

       6.2    Is your wastewater treated before discharge?

              Yes _____   No _____

              If yes, describe the type of treatment conducted.

              -----------------------------------------------------------------

              -----------------------------------------------------------------

       6.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.

7.     AIR DISCHARGES

       7.1 Do you have any filtration systems or stacks that discharge into the air?

              Yes _____   No _____

       7.2 Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

              _____ Spray booth

              _____ Dip tank

              _____ Drying oven

              _____ Incinerator

              _____ Other (please describe)  _________________________

              _____ No equipment requiring air permits

       7.3    Are air emissions from your operations monitored?

              Yes _____   No _____

              If so, indicate the frequency of monitoring and a description of the monitoring results.

              -----------------------------------------------------------------

       7.4 Attach copies of any air emissions permits pertaining to your operations at the premises.

8.     HAZARDOUS MATERIALS DISCLOSURES

       8.1 Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

              Yes _____   No _____

       8.2 Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

              Yes _____   No _____

              If so, attach a copy of the business plan.

       8.3 Has your company adopted any voluntary environmental, health or safety program?

              Yes _____   No _____

              If so, attach a copy of the program. No formal program. We recycle paper, aluminum cans, and scrap aluminum.

9.     ENFORCEMENT ACTIONS, COMPLAINTS

       9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

              Yes _____   No _____

              If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

              -----------------------------------------------------------------

       9.2 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

              Yes _____   No _____

       9.3 Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

              Yes _____   No _____

       9.4 Has an environmental audit ever been conducted at your company's current facility?

              Yes _____   No _____

              If so, identify who conducted the audit and when it was conducted.

              -----------------------------------------------------------------

Company

By:
       ------------------------
Title:
       ------------------------
Date:
       ------------------------

                      SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned ("TENANT") hereby certifies to _________________________________ ("LANDLORD"), and ____________________________, as follows:

1. Attached hereto is a true, correct and complete copy of that certain Lease dated _______________________, 19___ between Landlord and Tenant (the "LEASE"), which demises Premises which are located at __________________________ ___________________________________. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in
Section 6 below.

2. The term of the Lease commenced on ________________, 19__ (Office Building), ________________, 19__ (Manufacturing Building, and ________________,
19__ (Parking Lot).

3. The term of the Lease is currently scheduled to expire on ________________, 19__.

4.     Tenant has no option to renew or extend the Term of the Lease except:
________________________________.

5.     Tenant has no preferential right to purchase the Premises.

6.     The Lease has: (Initial One)

(  )   not been amended, modified, supplemented, extended, renewed or assigned.

(  )   been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:
__________________________________________________________________.

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows: __________________________________.

8.     The current Monthly Rent is $______________.

9. The amount of security deposit (if any) is $________________. No other security deposits have been made.

10. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date except as follows: ____________________________
________________________________________________________________________.

11. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full except as follows: _____________________________________
________________________________________________________________________.


12. To the best of Tenant's knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease except as follows:
________________________________________________________________________________
_____________________________________.

13.    Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord except as follows:  ________________
_________________________________________________________.

14. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease except as follows: ____________________________
________________________________________________________________________.

15. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid except as follows: _____________________
________________________________________________________________________.

16. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant except as follows: _____________________
___________________________________________________________________________.

17. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise except as follows: _________________________
________________________________________________________________________________
_____.



                                     EXHIBIT "F"

The foregoing certification is made with the knowledge that ________________________ is about to [FUND A LOAN TO LANDLORD OR PURCHASE THE PREMISES FROM LANDLORD], and that ________________________ is relying upon the representations herein made in [FUNDING SUCH LOAN OR PURCHASING THE PREMISES].

Dated:  ________________, 19__.
"TENANT"


-------------------------
By:
    ---------------------
By:
    ---------------------

                           SAMPLE ONLY (NOT FOR EXECUTION)

                                 SPECIAL IMPROVEMENTS

     List of Special Improvements to be provided by Tenant to Landlord within thirty (30) days after the Commencement Date and from time to time thereafter, which list shall be subject to Landlord's reasonable approval.



                                     EXHIBIT "G"